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                                                                      Exhibit 21
                          ELITE INFORMATION GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                          State of          Percentage
           Name of subsidiary                           Incorporation       ownership
           ------------------                           -------------       ---------
Elite Information Systems, Inc.                          California            100%

Elite.com, Inc.                                            Delaware            100%

Elite Information Systems International, Inc.            California            100%

Elite Belgium, Inc.                                     North Carolina         100%